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                                                    Registration No. 33-


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                           _______________________

                                  FORM S-8

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                           _______________________


                            Pier 1 Imports, Inc.
           (Exact name of registrant as specified in its charter)

              Delaware                                        75-1729843
   (State or other jurisdiction of                         (I.R.S. Employer
    incorporation or organization)                        Identification No.)

                       301 Commerce Street, Suite 600
                              Fort Worth, Texas                  76102
                  (Address of Principal Executive Offices)    (Zip Code)


                  PIER 1 IMPORTS, INC. STOCK PURCHASE PLAN
                          (Full Title of the Plan)


                             J. Rodney Lawrence
                      Senior Vice President & Secretary
                            Pier 1 Imports, Inc.
                       301 Commerce Street, Suite 600
                          Fort Worth, Texas  76102
                   (Name and Address of Agent for Service)

                               (817) 878-8000
        (Telephone Number, Including Area Code, of Agent for Service)


                       CALCULATION OF REGISTRATION FEE

                                      Proposed         Proposed
    Title of          Amount          Maximum          Maximum     Amount of
   Securities         To Be        Offering Price     Aggregate   Registration
To Be Registered    Registered      Per Share(1)       Offering      Fee(1)
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Common Stock,
  $1 par value      1,000,000          $9.6875        $9,687,500    $3,340.52

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(1)  Pursuant to Rule 457(c), offering price and registration fee are computed on the average of the high and low prices of the Registrant's Common
     Stock, as reported on the New York Stock Exchange on July 31, 1995.
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     This Registration Statement registers additional securities to be issued under the Pier 1 Imports, Inc. Stock Purchase Plan. The contents of the earlier registration statement, No. 33-38530, are incorporated herein by reference.

     The following exhibits are filed as part of this Registration Statement:

       Exhibit             Description
       -------             -----------

          23.1      Consent of Price Waterhouse.

          24 Power of Attorney (included on signature page of Registration Statement).


                                   EXPERTS

     The financial statements and financial statement schedules of the Company as of February 25, 1995, and February 26, 1994, and for each of the three years in the period ended February 25, 1995, incorporated in this Registration Statement by reference to the Company's Annual Report on Form 10-K for the year ended February 25, 1995, have been so incorporated herein in reliance on the reports of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.
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                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on July 31, 1995.

                                        PIER 1 IMPORTS, INC.


                                        By  /s/ CLARK A. JOHNSON
                                           Clark A. Johnson
                                           Chairman of the Board

                              POWER OF ATTORNEY

          We, the undersigned directors and officers of PIER 1 IMPORTS, INC., hereby appoint J. RODNEY LAWRENCE and ROBERT G. HERNDON, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities indicated below, which said attorneys and agents, or each of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including, without limitation, power and authority to sign for us, or any of us, in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto, and we hereby ratify and confirm all that said attorneys and agents, or each of them shall do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on the 31st day July, 1995, in the capacities indicated.

          Signature                     Title or Capacity
          ---------                     -----------------

  /s/ CLARK A. JOHNSON             Chairman of the Board and Chief
      Clark A. Johnson               Executive Officer


 /s/ MARVIN J. GIROUARD            President, Chief Operating Officer
     Marvin J. Girouard              and Director


 /s/ ROBERT G. HERNDON             Executive Vice President and Chief
     Robert G. Herndon               Financial Officer


 /s/ SUSAN BARLEY                  Controller and Principal Accounting Officer
     Susan Barley


 /s/ MARTIN L. BERMAN              Director
     Martin L. Berman


 /s/ CRAIG C. GORDON               Director
     Craig C. Gordon


 /s/ JAMES M. HOAK, JR.            Director
     James M. Hoak, Jr.


 /s/ SALLY F. MCKENZIE             Director
     Sally F. McKenzie


 /s/ CHARLES R. SCOTT              Director
     Charles R. Scott
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                                EXHIBIT INDEX


Exhibit        Description
-------        -----------

23.1      Consent of Price Waterhouse

24        Power of Attorney (included on signature page of Registration
          Statement).